Exhibit 99.1

Cephalon Announces Results from GABITRIL(R) Clinical Program in Generalized
Anxiety Disorder

FRAZER, Pa., June 26 /PRNewswire-FirstCall/ — Cephalon, Inc. (Nasdaq: CEPH) announced today that data from its Phase III clinical program evaluating GABITRIL(R) (tiagabine hydrochloride) for the treatment of generalized anxiety disorder (GAD) did not reach statistical significance on the primary study endpoints.

Cephalon will conduct a complete analysis of the data to assist in its evaluation of future clinical development plans for GABITRIL in other therapeutic areas.

Current Indication for GABITRIL

Cephalon currently markets GABITRIL in the United States and Europe. GABITRIL is indicated as adjunctive therapy in adults and children 12 years and older in the treatment of partial seizures. In three multicenter, double-blind, placebo-controlled, parallel-group clinical trials and two placebo-controlled crossover studies, GABITRIL significantly reduced the frequency of seizures in patients with epilepsy who took GABITRIL as add-on therapy. In epilepsy patients, dosing with GABITRIL is initiated at 4 mg dosed 2-4 times a day with food and titrated to a maintenance dose of 32-56mg/day in patients receiving hepatic enzyme-inducing anticonvulsants. The maximum dose in epilepsy patients is 32 mg in children and 56 mg in adults.

In clinical trials, GABITRIL was well tolerated with the most common adverse events being mild to moderate in severity. The most common adverse events were dizziness, asthenia (weakness), somnolence, nausea, nervousness, tremor, abdominal pain, and impaired concentration.

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction. Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s European headquarters are located in Maisons-Alfort, France.

Cephalon currently markets five proprietary products in the United States: PROVIGIL(R) (modafinil) Tablets [C-IV], GABITRIL, ACTIQ(R) (oral transmucosal fentanyl citrate) [C-II], TRISENOX(R) (arsenic trioxide) injection, and VIVITROL(TM) (naltrexone for extended-release injectable suspension). Cephalon also markets numerous products internationally. Full U.S. prescribing information is available at http://www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products, including GABITRIL; interpretation of clinical results, including the GABITRIL Phase III results in GAD; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products; sales and earnings guidance; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Forms 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.